Exhibit 99.1
VaxGen, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
Unauditied

January 31,
2009

ASSETS
Current assets:
Cash and cash equivalents	$32,941
Investment securities	4,931
Accounts receivable	—
Prepaid expenses and other current assets	697
Assets held for sale	780

Total current assets	39,349
Restricted cash	1,556
Other assets	421

Total assets	$41,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$115
Accrued and other current liabilities	693

Total current liabilities	808
Deferred rent and other liabilities	4,596

Total liabilities	5,404

Stockholders’ equity:
Common stock	331
Additional paid-in capital	302,856
Accumulated deficit	(267,547)
Accumulated other comprehensive income	282

Total stockholders’ equity	35,922

Total liabilities and stockholders’ equity	$41,326